NOTICE OF DISAPPROVAL

                              October 1, 1996

VIA FACSIMILE MAIL

W.R. Partners
Limited Partnership      The Balcor Company       Daniel J. Perlman, Esq.
c/o The Balcor Company   2355 Waukegan Road       Katten Muchin & Zavis
2355 Waukegan Road       Suite A200               Suite 2100
Suite A200               Bannockburn, IL  60015   525 W. Monroe Street
Bannockburn, IL  60015   Attn: Alan G. Lieberman  Chicago, IL  60661
Attn: Ilona Adams

     Re:  Agreement of Sale, dated as of the 6th day of September, 1996
          (the "Agreement") between W.R. Partners Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Walnut Ridge Apartments, Corpus Christi, Florida (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Pursuant to Section 16(C) of the Agreement, we hereby give you notice that we disapprove the Documents and the condition of the Property and as the Property is unsuitable for our purposes, we are hereby terminating the Agreement and all rights and obligations of the Seller and Purchaser thereunder. By execution of this Notice of Disapproval, we are hereby authorizing and directing Charter Title Company, as Escrow Agent, to disburse the Earnest Money, plus all accrued interest, to us via the attached wire instructions.

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland Real Estate Investment
                              Trust, its general partner

                         By:  /s/ Shelley L. Dunck
                              ------------------------------------
                                  Shelley L. Dunck
                                  Vice President


Seller's Authorization for Release of Earnest Money to Purchaser given this 1st day of October, 1996

W.R. PARTNERS LIMITED PARTNERSHIP, an
Illinois limited partnership

By:  W.R. Partners, Inc., an Illinois corporation

     By:  /s/ James E. Mendelson
         -----------------------------------
     Name:    James E. Mendelson
     Title:   Authorized Rep.